As filed with the Securities and Exchange Commission on June 22, 2000
===============================================================================
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549
                     ____________________________________
                                   FORM S-8
                            Registration Statement
                        Under the Securities Act of 1933
                     ____________________________________

                                EPICEDGE, INC.
            (Exact name of Registrant as specified in its charter)

              Texas                                   75-1657943
    (State or other jurisdiction                   (I.R.S. Employer
         of incorporation or                     Identification Number)
            organization)


       3200 Wilcrest, Suite 370                   Charles H. Leaver, Jr.
         Houston, Texas 77042                    3200 Wilcrest, Suite 370
            (713) 784-2374                         Houston, Texas 77042
        (Address and telephone                        (713) 784-2374
           number, including                (Name, address, including zip code,
       area code, of registrant's             and telephone number, including
      principal executive offices)             area code, of agent for service)

                      1999 STOCK OPTION PLAN, AS AMENDED
                           (Full Title of the Plans)
                               _________________
                                   copy to:
                            Margaret C. Fitzgerald
                           Brewer & Pritchard, P.C.
                          Three Riverway, 18th Floor
                             Houston, Texas 77056
                             Phone (713) 209-2913
                              Fax (713) 209-2923
                               _________________

                        CALCULATION OF REGISTRATION FEE
===========================================================================================================
      Title of                                           Proposed Maximum   Proposed Maximum     Amount of
   Securities To Be                 Amount Being          Offering Price        Agregate        Registration
     Registered                     Registered(1)          Per Share(2)      Offering Price(2)       Fee
-----------------------------------------------------------------------------------------------------------

Common Stock, par value
$.001 per share.................       7,500,000               $20.88         $156,600,000          $41,343
-----------------------------------------------------------------------------------------------------------

   TOTAL                                                                                            $41,343
===========================================================================================================

____________
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the American Stock Exchange on June 19, 2000.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by EpicEdge, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

         1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or, either (i) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

         3. The description of the Company common stock that is contained in a registration statement or amendment to any registration statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article XI of the Articles of Incorporation of the Company provides for indemnification of officers, directors, employees and agents of the Company as follows:

         It is hereby expressly provided that the directors and officers and former directors and officers of the Corporation shall be fully protected and indemnified against any personal liability to the Corporation or others that may arise by reason of any of their actions taken in good faith on behalf or for the benefit of the Corporation to the full extent permitted by the laws of the State of Texas; the foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding when settlement appears to be in the best interest of the Corporation.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:


EXHIBIT NO.        IDENTIFICATION OF EXHIBIT
-----------        -------------------------

  5.1/(1)/   - Opinion Regarding Legality
 10.1/(2)/   - 1999 Stock Option Plan, as amended
 23.1/(1)/   - Consent of Counsel (included in Exhibit 5.1)
 23.2/(1)/   - Consent of independent public accountants
_____________________

(1)  Filed with this Form S-8.
(2) Filed as an exhibit to the Corporation's Definitive Proxy Statement for the year ended December 31, 1999 filed with the Commission April 28, 2000 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of June, 2000.

                                        EPICEDGE, INC.


                                        By: /s/  CHARLES H. LEAVER, JR.
                                            -----------------------------
                                            CHARLES H. LEAVER, JR.,
                                            Chief Executive Officer

                         ____________________________

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                              Title                        Date
---------                              -----                        ----


/s/ CARL R. ROSE                Chairman of the Board           June 22, 2000
---------------------------
CARL R. ROSE


/s/ CHARLES H. LEAVER, JR.      Director and Chief Executive    June 22, 2000
---------------------------     Officer
CHARLES H. LEAVER, JR.


/s/ JEFFREY SEXTON              Director, President              June 22, 2000
---------------------------     and Chief Operating Officer
JEFFREY SEXTON


/s/ JOHN STREETEN               Director                         June 22, 2000
---------------------------
JOHN STREETEN


/s/ BAHRAM NOUR-OMID            Director                         June 22, 2000
---------------------------
BAHRAM NOUR-OMID


/s/ NICHOLAS REDING             Director                         June 22, 2000
---------------------------
NICHOLAS REDING


/s/ BRIAN THOMPSON              Director                         June 22, 2000
---------------------------
BRIAN THOMPSON